SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Mogul Energy International, Inc.

As Filed on February 6, 2007

Exhibit Index

EXHIBIT	DESCRIPTION OF EXHIBIT AND FILING REFERENCE NUMBER
3.1	Certificate of Incorporation*
3.2	By-laws*
3.3	Form of Registration Rights Agreement with the Selling Shareholders*
3.4	Form of Subscription Agreement ($0.001)
3.5	Form of Subscription Agreement ($0.15)
3.6	Form of Subscription Agreement ($0.40) dated for reference July 25, 2005
3.7	Form of Subscription Agreement($0.40) dated for reference October 31, 2005
3.8	Form of Subscription Agreement ($0.40) dated for reference January 19, 2006
3.9	Form of Flow Through Subscription Agreement ($0.40) dated for reference February 8, 2006
3.11	Form of Subscription Agreement for Unit Offering dated for reference April 11, 2006
5.1	Opinion of Sierchio Greco & Greco, LLP**
10.1	A Binding Farm-Out Agreement East Wadi Araba Concession dated August 6, 2005*
10.2	A Binding Joint Venture Agreement - Egypt dated August 7, 2005*
10.3	Farm-Out Agreement dated September 29, 2005*
10.4	Farmout Agreement dated November 8, 2005 *
10.5	Assignment Agreement-East Wadi Araba Concession dated December 9, 2005*
10.6	Assignment Agreement dated December 9, 2005*
10.7	Amendment to Binding Farm-Out Agreement East Wadi Araba Concession-Egypt dated March 30, 2006*
10.8	Assignment Agreement dated April 4, 2006*
10.9
Concession Agreement for Petroleum Exploration and Exploitation (the "Concession Agreement") between Dover, the Arab Republic of Egypt and the Egyptian General Petroleum Corporation (“EGPC”) dated July 18, 2002*

10.10	East Wadi Araba Concession - Gulf of Suez, Egypt Amending Agreement dated April 13, 2006
10.11	Deed of Assignment submitted May 30, 2006*
10.12	A Binding Agreement dated April 14, 2005*
10.13	Agreement dated October 2, 2006 with Ernie Pratt
10.14	Office Lease Agreement as amended
10.15	Promissory note dated April 1, 2006 in the aggregate amount of $113,791.35
10.16	Assignment Agreement dated January 24, 2007
23.1	Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1)
23.2	Consent of Jorgensen & Co.
23.3	Consent of Chapman Petroleum Engineering Ltd.
99.1	List of Freehold Properties Leases*
99.2	Evaluation of Resource Potential East Wadi Araba Concession, Offshore Gulf of Suez, Egypt*
99.3	Settlement Agreement dated January 24, 2007
 * Previously filed.
** To be filed by amendment

3.4	Form of Subscription Agreement ($0.001)

SUBSCRIPTION AGREEMENT

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, OR AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR.

This Subscription Agreement (this “Agreement”) by and between ___________________________________ (the “Subscriber”), and Mogul Energy International, Inc., a Delaware Corporation (the “Company”).

RECITALS

WHEREAS, the Company is offering, on a no minimum basis, up to an aggregate of 29,310,000 shares (the “Offered Shares”) of its common stock $0.0001 par value per share at a price of US$0.001 per share or US$29,310 in the aggregate (the “Offering”). All references herein to “dollars” or “$” shall be to U.S. dollars unless otherwise specified.

WHEREAS, the Company will offer and sell Shares only to investors (the “Qualified Investors”) who either are (i) residents of the United States and are “accredited investors” as defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “1933 Act” and as more fully set forth as Exhibit A hereto or (ii) offshore investors who are not “US Persons” as that term is defined in Regulation S under the 1933 Act, as more fully set forth on Exhibit B hereto; and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside as more fully set forth in Section 1.4 hereof.

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Subscriber and the Subscriber desires to subscribe for the aggregate number of Offered Shares as set forth in Section 1.1 hereof.

NOW THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.	Subscription and Purchase of Shares; Closing.

1.1	Subscription and Purchase of Shares.

Subject to the terms and conditions herein set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company _________ Offered Shares (the “Subscribed for Shares”), at a price of US$0.001 per share or an aggregate consideration of $_________ (the “Purchase Price”).

1.2	Payment of Purchase Price.

Simultaneously with the execution and delivery of this Agreement by the Subscriber, the Subscriber shall deliver the Purchase Price by check payable to the Company or by wire transfer of funds pursuant to wiring instructions provided by the Company and as set forth on Exhibit 1.2 hereto.

1.3	Closing.

The closing of the purchase and sale of the Subscribed for Shares (the “Closing”) shall take place at the offices of the Company immediately following the execution of this Agreement by the Company, or at such other time and place or on such other business day thereafter as the parties hereto may agree (the “Closing Date”). On the Closing Date, the Company will direct its stock transfer agent to deliver a certificate(s) representing the Subscribed for Shares to the Subscriber against confirmation of collection of the Purchase Price.

1.4	Limitations of Offering.

(a)   The Subscriber acknowledges that the Company is offering and selling the Subscribed for Shares only to investors (the “Qualified Investors”) who either are (i) residents of the United States and are “accredited investors” as defined in Regulation D (which definition is set forth on Exhibit 1.4(a)(i) hereto) 1.4(a)(ii) as promulgated under the 1933 Act or (ii) offshore investors who are not “US Persons” as that term is defined in Regulation S as promulgated under the 1933 Act, and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside;

(b)   if such non US Persons are residents of the provinces of Alberta or British Columbia, Canada, they must either be (1) “accredited investors” as defined in Multilateral Investments 45-103 Capital Raising Exemptions (“MI-45-103”), as adopted by, respectively, the British Columbia Securities Commission (the “BCSC”), and the Alberta Securities Commission (the “ASC”), or (2) investors who are purchasing the shares as a principal and who are either

(i)  a director, senior officer or control person of the Company, or of an affiliate of the Company,

(ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

(iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

(iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

(v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

(vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

(vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

(viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

(ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

Collectively, the categories of prospective investors described in paragraphs 1.4 (a)(2)(i) through (ix) are herein referred to as “Family and Friends;”

(c) if the Subscriber is a resident of Ontario, the Subscriber is an “accredited investor” as defined in Ontario Securities Commission Rule 45.501 Exemption Distributions (“Rule 45-501”) the Ontario Securities Commission (the “OSC”).

(d)  If the Subscriber is resident in Alberta or British Columbia and is purchasing the Subscribed for Shares as an "accredited investor" within the meaning of MI 45-103, the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached hereto as Exhibit "1.4D”.

(e) if the Subscriber is resident of Ontario, and is purchasing the Subscription for Shares as in “accredited investor” within the meaning of Rule 45.501 the Subscriber must deliver at closing, a duly completed and executed Representation Letter in the form attached hereto as “Exhibit “1.4E”.

(f) If the Subscriber is resident in Alberta or Ontario, the Subscriber acknowledges that, in addition to any other requirements under applicable securities legislation to which a disposition of the Subscribed for Shares may be subject, the Subscriber may, depending on the nature of the disposition, be required to file a report on Form 45-501F2 with the Ontario Securities Commission or on Form 20 with the Alberta Securities Commission, as applicable, within 10 days of each disposition by the Subscriber of Subscribed for Shares.

(g) If the Subscriber is a resident of the United States, the Subscriber must deliver at or prior to closing, a duly executed Representation Letter in the form attached as 1.4(g).

1.5.	No Minimum Number of Subscribed for Shares Need be Sold.

The Subscriber acknowledges that the Company is offering and selling the Offered Shares on a no minimum basis, and further acknowledges and understands that since there is no minimum number of Offered Shares to be sold, no proceeds will be held in an escrow account and all funds will be immediately available to, and for use by, the Company.

2.	Subscriber’s Conditions of Closing.

The Subscriber’s obligation to purchase and pay for the Subscribed for Shares is subject to the satisfaction or waiver, of the condition that the representations, warranties and covenants of the Company set forth in Section 4 hereof shall be true in all material respects on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; and, if the Closing Date is other than the date hereof, the Company shall deliver to Subscriber a certificate of a duly authorized officer of the Company, dated the Closing Date, to such effect.

3.	Company’s Conditions of Closing.

The Company’s obligation to sell the Subscribed for Shares is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 3.

3.1	Representations, Warranties and Covenants.

The representations, warranties and covenants of the Subscriber set forth in Section 5 hereof shall be true in all material respects on and as of the Closing Date.

3.2	Payment of Purchase Price.

The Subscriber shall have purchased and paid for the Subscribed for Shares by delivery of the Purchase Price.

3.3	No Adverse Action or Decision.

There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

3.4	Compliance with Securities Laws.

The offer and sale of the Subscribed for Shares under this Agreement shall have complied with, and shall not be prohibited by, all applicable requirements of the 1933 Act or applicable Canadian Securities Laws (as hereinafter defined).

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Subscriber that:

4.1	Corporate Existence.

The Company is a Company duly organized, legally existing, and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

4.2	Authorization; Enforcement.

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. When executed and delivered in accordance with the terms hereof, this Agreement shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Anything herein to the contrary notwithstanding, this Agreement shall not become a binding obligation of the Company until it has been accepted by the Company as evidenced by its execution by a duly authorized officer.

4.3	Agreement Not in Conflict.

The execution and delivery of this Agreement by the Company and the completion of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any statute, rule or regulation applicable to the Company; (B) the charter documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or, to the best of its knowledge, information and belief, the property or assets of the Company.

4.4	Authorized and Outstanding Capital Stock.

The Company’s authorized capital stock of consists of 100,000,000 shares of common stock, $0.0001 par value per share. There are no shares issued and outstanding. If all of the Offered Shares are sold there will be an aggregate of 29,310,000 shares issued and outstanding.

5.	Representations, Warranties and Acknowledgements of Subscriber.

The Subscriber represents, warrants and covenants to the Company that:

5.1	Organization; Authority.

The Subscriber has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The Subscriber, if:

(a)   a company, trust, partnership, qualified plan or other entity, it is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is authorized and qualified to become a holder of the Subscribed for Shares, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this agreement, and the acquisition of the Subscribed for Shares by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of the Subscriber; or

(b)   If the Subscriber is not an individual, the Subscriber has the requisite power, authority and legal capacity to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise (as the case may be) with respect to such matters have been given or obtained.

(c)   in any case, this Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or any of the Subscriber’s charter documents, or of any agreement to which the Subscriber is a party or by which it is bound.

5.2	Acquisition of Subscribed for Shares for Investment.

The Subscriber is acquiring the Subscribed for Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Subscribed for Shares or any part thereof or interest therein, without prejudice, however, to the Subscriber’s right, subject to the provisions of this Agreement and in accordance with all applicable laws, at all times to sell or otherwise dispose of all or any part of such Subscribed for Shares as otherwise permitted hereunder. Except as otherwise disclosed in writing to the Company, the Subscriber is not acting jointly or in concert with any other person or company for the purposes of acquiring any of the Offered Shares.

5.3	Experience of Subscriber.

The Subscriber either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Subscribed for Shares, and has so evaluated the merits and risks of such investment and has determined that the Subscribed for Shares are suitable to investment for him.

5.4   Ability of Subscriber to Bear Risk of Investment. The Subscriber acknowledges that the purchase of the Subscribed for Shares is a highly speculative investment, involving a high degree of risk and the Subscriber is able to bear the economic risk of an investment in the Subscribed for Shares; and, at the present time, is able to afford a complete loss of such investment.

5.5   No Conflict or Violation. The execution, delivery, and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation or commitment applicable to Subscriber. The execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber's charter documents (if the Subscriber is not a natural person) or any agreement to which the Subscriber is a party or by which it is bound.

5.6   Regulation D - US Accredited Investor Status. Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D. Specifically, Subscriber is either,

(1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

(8) An entity in which all of the equity owners are accredited investors (in which case all of the equity owners must prepare and deliver Schedule A to Exhibit 1.4(c) hereto.

5.7	Regulation S Representations, Acknowledgements and Warranties.

If the Subscriber is not a US Person as defined in Regulation S, Subscriber further represents and warrants that:

(a)   The Subscriber acknowledges that the Subscribed for Shares are being offered and sold in reliance on the exemptions from the registration requirements of the 1933 Act provided by the provisions of Regulation S as promulgated under the 1933 Act, and that the Subscribed for Shares may not be resold in the United State or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the 1933 Act as evidenced by an opinion of counsel acceptable to the Company, and that in the absence of an effective registration statement covering the Subscribed for Shares or an available exemption from registration under the 1933 Act, the Subscribed for Shares must be held indefinitely. The Subscriber further acknowledges that this Agreement is not intended as a plan or scheme to evade the registration requirements of the 1933 Act;

(b)   The Subscriber is a resident of the country set forth on the signature page hereto;

(c)   the Subscriber is not a “US Person” as that term is defined in Rule 902 of Regulation S, as more fully set forth in Exhibit B hereto;

(d)   the Subscriber is not, and on the Closing Date will not be, an affiliate of the Company;

(e)   the Subscriber agrees that all offers and sales of the Subscribed for Shares shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Subscribed for Shares under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Subscribed for Shares have been and will be offered or sold by the Subscriber to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Agreement is accepted by the Company (the "Distribution Compliance Period"), except pursuant to an effective registration statement as to the Subscribed for Shares or an applicable exemption from the registration requirements of the 1933 Act.

(f)    the Subscribed for Shares have not been offered to the Subscriber in the United States and the individuals making the decision to purchase the Subscribed for Shares and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the decision was made and this Agreement was executed and delivered;

(g)   the Subscriber will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Subscribed for Shares;

(h)   neither the Subscriber nor any of his affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Subscribed for Shares or any other Subscribed for Shares of the Company until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S.

5.8	Canadian Exemptions Representations, Acknowledgements and Warranties.

(a)    The Subscriber understands that it is purchasing the Subscribed for Shares pursuant to the Canadian Exemptions from the registration and prospectus requirements of applicable securities legislation in Canada (the “Canadian Securities Laws”) and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to the Subscriber in connection with the purchase of the Shares; (B) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation; and (C) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(b)    the Subscriber is purchasing the Subscribed for Shares as principal solely for its own benefit and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Subscribed for Shares and if the Subscriber is resident in Alberta or British Columbia, the Subscriber is (A) an "accredited investor" as such term is defined in "MI 45-103" (which definition is reproduced in the Schedule to Exhibit "1.4(d)” attached hereto) and has executed and delivered a duly completed Representation Letter in the form attached hereto as Exhibit "1.4(d)" representing that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition; or (C) satisfies the definition of Family and Friends; and

(c)    the Subscriber is purchasing the Subscribed for Shares as principal solely for its own benefit and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Subscribed for Shares and if the Subscriber is resident in Ontario, the Subscriber is (A) an "accredited investor" as such term is defined in "Rule 45-501" (which definition is reproduced in the Schedule to Exhibit "1.4(e)" attached hereto) and has executed and delivered a duly completed Representation Letter in the form attached hereto as Exhibit "14(e)" representing that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition.

5.9	Transfer of Restrictions.

(a)    The Subscriber acknowledges that the certificates representing Subscribed for Shares shall bear a legend substantially as follows:

“THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, IN COMPLIANCE WITH REGULATION S AND/OR OTHER APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR, IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.”

(b)    The Subscriber understands and acknowledges that the Company has the right not to record a purported transfer of the Subscribed for Shares without the Company being satisfied that such transfer is exempt from or not subject to registration under the U.S. 1933 Act and any applicable state securities laws, as well as the Canadian Securities Laws.

(c)    In addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell the Subscribed for Shares under applicable Canadian Securities Law, including, but not limited to the B.C. Act and Multilateral Instrument 45-102 adopted by the BCSC.

(d)    The Subscriber further acknowledges that the Company’s bylaws restrict the number of shareholders which the Company may have and prohibit transfers of the Company’s issued and outstanding securities without the consent of the Company’s Board of Directors.

(e)    The Subscriber understands and acknowledges that the Company is not obligated to file and has no present intention of filing with the Commission or with any state or provincial securities administrator any registration statement or prospectus in respect of re-sales of the Subscribed for Shares in the United States or elsewhere.

(f)     The Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Subscribed for Shares as an investment for the Subscriber and the resale restrictions (including "hold periods") to which the Subscribed for Shares will be subject under applicable securities legislation and confirms that no representation has been made to the Subscriber by or on behalf of the Company with respect thereto.

(g)    The Subscriber will not resell any Subscribed for Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules.

5.10	No Offering Memorandum.

The Subscriber acknowledges that the offering is being conducted without delivery of an offering memorandum and that it has not relied on any oral representation, warranty or information in connection with the offering of the Subscribed for Shares by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company.

5.11	No Approval by Regulatory Authority.

The Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of an investment in Offered Shares of which the Subscribed for Shares are a part.

5.12	No Representation as to Value of Subscribed for Shares.

The Subscriber confirms that neither the Company nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Subscriber regarding the future value of the Subscribed for Shares and acknowledges and confirms that no representation has been made to the Subscriber with respect to the listing of the Subscribed for Shares on any exchange or that application has been or will be made be made for such listing. In making its investment decision with respect to the Subscribed for Shares, the Subscriber has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation made by or on behalf of the Company.

5.13	No Advertisement.

The Subscriber is not and has not become aware of any advertisement in printed public media or on radio, television or other form of communication (including electronic display such as the Internet) with respect to the Offering.

5.14	Conditional Sale.

The Subscriber understands that the sale and delivery of the Subscribed for Shares is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements. If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Shares.

5.15	No Joint Action.

Except as disclosed in writing to the Company, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring the Subscribed for Shares.

5.16	Tax Consequences.

The investment in the Shares may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Subscriber to determine and assess such tax consequences as may apply to its particular circumstances, and the Subscriber has not received and is not relying on the Company for any tax advice whatsoever.

5.17	Legal Advice.

The Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution and delivery of this Subscription Agreement and the purchase of the Shares by it; and

6.	Reliance and Indemnification.

6.1	Reliance and Timeliness.

The Subscriber understands and acknowledges that (i) the Shares are being offered and sold to the Subscriber without registration under the Securities Act or applicable Canadian Securities Laws in a private placement that is exempt from the registration provisions of the Securities Act and/or the registration and prospectus requirements of applicable Canadian Securities Laws and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any Representation Letter executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Shares.  The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement which takes place prior to Closing.

6.2	Indemnification.

The Subscriber agrees to indemnify the Company, and each of its officers, directors, employees, consultants and agents from and against all losses, claims, costs, expenses, damages or liabilities that any of them they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber acknowledges and agrees that the Company acts as trustee of the Subscriber’s covenants hereunder for each of its officers, directors, employees, consultants and agents entitled to indemnity hereunder and shall be entitled to enforce such covenants on behalf of such persons.

7.	Miscellaneous.

7.1	Amendment; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Subscriber; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.2	Survival of Representations and Warranties.

All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

7.3	Successors and Assigns; No Third Party.

All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and, to the extent provided in this Agreement.

7.4	Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Pacific Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the this Agreement later than 4:30 p.m. (Pacific Standard Time) on any date and earlier than 11:59 p.m. (Pacific Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: At the address set forth next to the Company’s acceptance of this Agreement as set forth on the signature page hereto.

If to the Subscriber: At the address set forth below the Subscriber’s name on the signature page hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such party.

7.5	Headings.

The headings herein are inserted for convenience only and do not constitute a part of this Agreement. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

7.6	Governing Law; Consent to Jurisdiction.

The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.7	Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber will be entitled to specific performance of the obligations of the Company hereunder. The Company and the Subscriber agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.8	Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.9	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.10	Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

7.11	Fees and Expenses.

Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

7.12	English Language.

The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Shares be drawn up in the English language only.

7.13	Knowledge.

As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

7.14	Reference Date and Effective Date.

The reference date of this Agreement is July 25, 2005. The date of acceptance of this Agreement by the Company, as set forth on the signature page, shall be the “effective date” hereof.

SIGNATURES APPEAR ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the dates set forth below.

Number
(Name of Subscriber - please print)	Of Shares:
Aggregate Consideration:
By:	Paid by Delivery of
Authorized Signature	Date the Subscription
Agreement Signed by the
(Official Capacity or Title - please print)	Subscriber:

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber's Address including Country of Residence)

(Telephone Number)/ (Facsimile Number)

ACCEPTANCE
The Company hereby accepts the above subscription for the Subscribed for Shares of the Company effective the ______day of ________ , 2005.

Mogul Energy International, Inc.		Address:

By:		Facsimile:

, President

Exhibit 1.4 a(i)

Regulation D - Definition of Accredited Investor

"Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a) (22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

(b) Affiliate. An "affiliate" of, or person "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

EXHIBIT 1.4(a)(ii)

REGULATION S - DEFINITION OF US PERSON

Rule 902(k) of Regulation S states:

(1)	“US person” means:

(i)	Any natural person resident in the United States; (1)

(ii)	Any partnership or Company organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a US person;

(iv)	Any trust of which any trustee is a US person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or Company if:

(A)	Organized or incorporated under the laws of any foreign jurisdiction; and

(B)
Formed by a US person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)	The following are not “US persons”:

(i)
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a US person if:

(A)	An executor or administrator of the estate who is not a US person has sold or Subscribed for Shares investment discretion with respect to the assets of the estate; and

(B)	The estate is governed by foreign law;

(iii)
Any trust of which any professional fiduciary acting as trustee is a US person, if a trustee who is not a US person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a US person;

(iv)	An employee benefit plan established and administrated in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	Any agency or branch of a US person located outside the United States if:

(A)	The agency or branch operates for valid business reasons; and

(B)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(1) United States. “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

EXHIBIT 1.4 D
REPRESENTATION LETTER

FOR

RESIDENTS OF ALBERTA AND BRITISH COLUMBIA, CANADA

TO: Mogul Energy International, Inc.. (the "Company")

In connection with the purchase by the undersigned of Subscribed for Shares of the Company, the undersigned is delivering this representation letter to the Subscription Agreement dated, for reference,, 2005 the undersigned and the Company, and hereby represents, warrants and certifies to the Company that the undersigned is resident in Alberta or British Columbia or is otherwise subject to the securities laws of Alberta or British Columbia, and is either (A) an "accredited investor" within the meaning of Multilateral Instrument 45-103 (Capital Raising Exemptions) on the basis that the undersigned fits within that category of "accredited investor" identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials; or (B) is (please check all applicable descriptions):

_____ (i) a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

_____ (iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

_____ (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

_____ (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

_____ (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

_____ (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

DATED: , 2005

1. (Name of Subscriber - please print)

2. (Authorized Signature)

3. (Official Capacity - please print)

4. (please print name of individual whose signature appears above)

IMPORTANT:	IF APPLICABLE, PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

SCHEDULE A TO EXHIBIT 1.4 D

( ALBERTA AND BRITISH COLUMBIA)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF "ACCREDITED INVESTOR" TO WHICH YOU BELONG.

Meaning of "Accredited Investor" in Alberta and British Columbia

The term "accredited investor" is defined in Multilateral Instrument 45-103 (Capital Raising Exemptions) to mean:

a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

an association under the Cooperative Credit Associations Act (Canada) located in Canada;

a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

a person or company registered under the securities legislation of Alberta or British Columbia, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

an individual registered or formerly registered under the securities legislation of Alberta or British Columbia, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

the government of Canada or a province, or any crown Company or agency of the government of Canada or a province;

a municipality, public board or commission in Canada;

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

a registered charity under the Income Tax Act (Canada);

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

a Company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the Executive Director (as defined in the Securities Act (Alberta) and the Securities Act (British Columbia), respectively) has issued a receipt;

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The following definitions relate to certain of the categories of "accredited investor" set forth above:
"adviser" means a person or company engaging in or holding itself out as engaging in the business of advising others with respect to investing in or the buying or selling of securities or exchange contracts, and is registered as an adviser with the British Columbia Securities Commission or the Alberta Securities Commission, as applicable;

"Canadian financial institution" means a bank, loan Company, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confederation des caisses populaires et d'economie Desjardins du Quebec;

"dealer" means a person or company that trades in securities or exchange contracts as principal or agent, and is registered as a dealer with the British Columbia Securities Commission or the Alberta Securities Commission, as applicable;

"financial assets" means cash and securities;

"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or a natural person in the person's capacity as a trustee, executor, administrator or other legal representative;

"issuer" means a person or company who: (i) has a security outstanding; (ii) is issuing a security; or (iii) proposes to issue a security;

"jurisdiction" means a province or territory of Canada, except when used in the term foreign jurisdiction;

"person or company" includes, in British Columbia, an individual, Company, partnership, party, trust, fund, association and any other organized group of persons and the personal and other legal representative of a person to whom the context can apply according to law; and, means, in Alberta, an individual, Company, partnership, association (incorporated or incorporated), syndicate (incorporated or unincorporated), organization (incorporated or unincorporated), trust, trustee, executor, administrator or other legal representative;

"related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

"securities legislation" means: (i) in British Columbia, the Securities Act (British Columbia), the regulations, rules and forms under that Act and the blanket rulings and orders issued by the British Columbia Securities Commission; and (ii) in Alberta, the Securities Act (Alberta), the regulations and rules under that Act and the blanket rulings and orders issued by the Alberta Securities Commission;

"subsidiary" means an issuer that is controlled by another issuer; and

"voting security" means a security of an issuer that: (i) is not a debt security, and (ii) carries a voting right under all circumstances or under some circumstances that have occurred and are continuing.

Affiliated Issuers

An issuer is affiliated with another issuer if one of them is the subsidiary of the other or if each of them is controlled by the same person or company.

Control

An issuer is controlled by a person or company if voting securities of the issuer are held (other than as security for bona fide debt) by or for the benefit of that person or company, and the voting rights attached to those voting securities are sufficient, if exercised, to elect a majority of the directors of the issuer.

All monetary references in this Exhibit "1.4D" are in Canadian Dollars.

Exhibit 1.4E
ONTARIO RESIDENTS

REPRESENTATION LETTER
(ONTARIO)

TO:	Mogul Energy International, Inc.. (the "Company")

In connection with the purchase by the undersigned of _____of the Company’s Common stock, $0.0001 par value per share, pursuant to a Subscription Agreement, dated for reference as of , 2005, the undersigned hereby represents, warrants and certifies to the Company that the undersigned is resident in Ontario or is otherwise subject to the securities laws of the Province of Ontario, and is an "accredited investor" within the meaning of Ontario Securities Commission Rule 45-501 (Exempt Distributions) on the basis that the undersigned fits within that category of "accredited investor" identified on the attached Schedule to this Representation Letter beside which the undersigned has marked its initials.

DATED:     ,2005

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

IMPORTANT:	PLEASE COMPLETE THE SCHEDULE TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG.

Schedule A

to representation letter
(ontario)

PLEASE COMPLETE THIS SCHEDULE BY MARKING YOUR INITIALS BESIDE THE CATEGORY OF "ACCREDITED INVESTOR" TO WHICH YOU BELONG.

Meaning of "Accredited Investor" in Ontario

The term "accredited investor" is defined in Ontario Securities Commission Rule 45-501 (Exempt Distributions) to mean:

(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

(c)
a loan Company or trust Company registered under the Loan and Trust Companys Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

(d)
a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

(e)	a company licensed to do business as an insurance company in any jurisdiction;

(f)	a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

(h)	the government of Canada or of any jurisdiction, or any crown Company, instrumentality or agency of a Canadian federal, provincial or territorial government;

(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

(l)	a registered charity under the Income Tax Act (Canada);

(m)
an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

(n)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

(o)
an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

(p)	a promoter of the issuer or an affiliated entity of a promoter of the issuer;

(q)	a spouse, parent, grandparent or child of an officer, director or promoter of the issuer;

(r)	a person or company that, in relation to the issuer, is an affiliated entity or a person or company that is control person with respect to the issuer;

(s)	an issuer that is acquiring securities of its own issue;

(t)
a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

(u)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

(w)
a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario));

(x)	a managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

(y)	an account that is fully managed by a trust Company registered under the Loan and Trust Companys Act (Ontario);

(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The following definitions relate to certain of the categories of "accredited investor" set forth above:

"company" means any Company, incorporated association, incorporated syndicate or other incorporated organization;

"control person" means any person, company or combination of persons or companies holding a sufficient number of any securities of an issuer to affect materially the control of the issuer, provided that any holding of any persons, company or combination of persons or companies holding more than 20% of the outstanding voting securities of the issuer shall, in the absence of evidence to the contrary, be deemed to affect materially the control of the issuer;

"director" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

"entity" means a company, syndicate, partnership, trust or unincorporated or organization;

"financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

"managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

"mutual fund" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund of trust account, of the issuer of the securities;

"non-redeemable investment fund" means an issuer: (i) whose primary purpose is to invest money provided by its securityholders; (ii) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and (iii) that is not a mutual fund;

"officer" means the chair, any vice-chair of the board of directors, the president, any vice-president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer;

"person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

"portfolio adviser" means:

(i)
a portfolio manager (being an adviser registered under the Securities Act (Ontario) for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients); or

(ii)
a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the General Regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

"promoter" means: (i) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; or (ii) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

"spouse" in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage;

Affiliated Entities

A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

Control

A person or company is considered to be controlled by a person or company if
(a)	in the case of a person or company,

(i)
voting securities of the first-mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

Subsidiary

A person or company is considered to be a subsidiary entity of another person or company if
(a)	it is controlled by,

(i)	that other, or

that other and one or more persons or companies each of which is controlled by that other, or two or more persons or companies, each of which is controlled by that other, or

(b)	it is a subsidiary entity of a person or company that is the other's subsidiary entity.

All monetary references in this Exhibit "D" are in Canadian Dollars.

EXHIBIT 1.4(g)

To:	Mogul Energy International, Inc..

In connection with the purchase by the undersigned of the Subscribed for Shares of the Company, the undersigned is delivering this representation letter pursuant to the Subscription Agreement dated for reference as of 2005 (the “Subscription Agreement”), between the Company and the undersigned. The Subscriber has responded to the following questions in order to assist the Company in determining whether the Subscriber is a Qualified Investor, as defined in the Subscription Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed thereto in the Subscription Agreement. THE SUBSCRIBER HAS MARKED, COMPLETED AND INITIALED ALL APPROPRIATE SPACES ON THE FOLLOWING PAGES INDICATING THE BASIS UPON WHICH THE SUBSCRIBER MAY QUALIFY TO PURCHASE AN INTEREST. [INITIALING FEWER THAN ALL SPACES APPLICABLE TO THE SUBSCRIBER MAY NOT PROVIDE THE COMPANY WITH ENOUGH INFORMATION TO DETERMINE IF THE SUBSCRIBER IS A QUALIFIED INVESTOR]. The Subscriber represents and warrants that all of the information provided by it, him or her herein or in any exhibit hereto is true and correct as of the date hereof.

Part I: Accredited Investor and/or Net Worth Status
Check and initial whichever statements are applicable:

(1)	The Subscriber is ☐ a natural person, ☐ a trust, ☐ a corporation, ☐ a partnership, ☐ other (please specify)______________________.

(2)
The Subscriber ☐ has ☐ has not consulted with or been advised by anyone serving in the capacity of a Subscriber representative in evaluating the risks and merits of the purchase of the Shares. If the Subscriber has consulted with a Subscriber representative, certain additional documentation must be completed by the Subscriber and such advisor and submitted to the Company. Such documentation is available from the Company upon request.

If the Subscriber is a natural person, please complete items (3) through (10). If the Subscriber is other than a natural person, please complete item (11).

(3)	State principal occupation: ______________________________________.

(4)	I have a net worth (with my spouse and including home, furnishings and automobiles) of:

☐	$1,000,000 or more.

(5)	(A)	I had an individual income in each of the last two years of:

☐	$200,000 or more; and I reasonably expect to have an individual income in the current year of:

(6)	(A)	My spouse and I had a joint income in each of the last two years of:

☐	$300,000 or more.

(A)	My spouse and I reasonably expect to have a joint income in the current year of:

☐	$300,000 or more.

(11)	For prospective Subscribers which are not natural persons (Please Check and initial the appropriate boxes).

☐	The Subscriber is a corporation and has not been formed for the specific purposes of acquiring the Shares and has total assets exceeding $5,000,000.

☐
The Subscriber is a trust, has total assets exceeding $5,000,000 and was not formed for the specific purpose of acquiring the Shares. The decision to invest in the Company by the trust was made by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment. Identify the name and principal occupation of each such person directing  the investment decision.

☐
The Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, has not been formed for the specific purpose of acquiring Shares and has total assets exceeding $5,000,000.

☐
The Subscriber is an entity in which all of the equity owners are (a) individuals who have individual or joint income in excess of $200,000 or $300,000, respectively, in each of the past two years and reasonably expect a similar level of income in the current year, (b) individuals whose net worth exceeds $1,000,000; or (c) entities which are “accredited investors” (as such item is defined in Rule 501 of Regulation D under the Securities Act). Identify and haves each equity owner of the Subscriber sign opposite his name below, which signature shall be an representation by that individual that he satisfies the criteria of clause (a), (b) or (c) hereof (Please complete and sign Schedule A hereto).

☐
The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; and insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Securities Act; a Small Business Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary as defined in Section 3(21) thereof, which is either a bank a savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited Subscribers.

☐	The Subscriber is a private business development company as defined in section 202(a) (22) of the Investment Advisers Act of 1940.

12.	☐
Although none of the foregoing are applicable to the Subscriber, the Subscriber represents that it has a has a net worth (exclusive of house and furnishings) equal to ten (10) times its proposed investment.

Part II:    Business and Investment Experience

1.	Please check all applicable descriptions below for any general business, investment or professional experience that you posses.

☐ Self Employed	☐Securities Experience	☐Small Business Experience	☐ Stock Broker/Dealer
☐ Frequent Investor	☐ Business Owner	☐ Financial Advisor	☐ Attorney or Accountant
☐ Oil & Gas Experience	☐ Insurance Experience	☐ Maintain Brokerage Accounts	☐ Own other penny stocks

For questions 2-11, you must answer YES to at least 6 questions in order to qualify to invest.

2.	Do you consider yourself knowledgeable about general business matter?	☐ Yes ☐ No
3.	Do you make your own business decisions?	☐ Yes ☐ No
4.	Do you keep informed of business, financial or economic trends and conditions?	☐ Yes ☐ No
5.	Do you read financial publications or watch or listen to programs with financial themes?	☐ Yes ☐ No
6.	Do you invest in stocks, bonds, mutual funds, private businesses or auction industry?	☐ Yes ☐ No
7.	Have you ever been a principal in a partnership, or an officer or or director in a corporation or similar entity?	☐ Yes ☐ No
8.	Have you every had or shared responsibility for running a business?	☐ Yes ☐ No
9.	Do you have more than 6 years of general business experience?	☐ Yes ☐ No
10.	Do you understand financial statements and balance sheets?	☐ Yes ☐ No
11.	Have you worked with attorneys and/or financial professionals regarding business matters?	☐ Yes ☐ No

Part III: General Information About the Subscriber

(1)	My educational background is as follows:

College:____________	Degree:_____________	Year:___________

Grad School:_____________	Degree:____________	Year:____________

(2)	I am _________ years of age.

(3)	I have personally invested in excess of $_________ in venture capital or similar investments in the past five years.

(4)	I ☐ am ☐ am not an executive officer, director or existing shareholder of the Company.

(b)    (1)   (Applicable only if no Purchaser Representative is acting for the Subscriber.) The Subscriber has not authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with this transaction. The Subscriber is experienced in investment and business matters and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Shares being offered on the terms and conditions set forth in this Agreement which the Subscriber has read and understands. In connection with his review of this Agreement, the Subscriber has consulted with such independent legal counsel or other advisers considered appropriate to assist the Subscriber in evaluating his proposed investment in the Company. In particular, and not in limitation of the foregoing, the Subscriber has taken full cognizance of and understands: (i) the terms and conditions of this Agreement; and (ii) that there are substantial "Risk Factors” associated with the purchase of Shares.

(2) (Applicable only if a Purchaser Representative is acting for the Subscriber).

(a)     _______________________ whose office address and telephone number are as follows:___________________has acted as the Purchaser Representative of the Subscriber.

(b)    In evaluating a potential purchase of the Shares, the Subscriber has been advised by the Purchaser Representative as to the merits and risks of the investment in general and the suitability of the investment for the Subscriber in particular;

(c)    The Purchaser Representative has confirmed to the Subscriber, in writing, (a copy of which instrument shall be delivered to you upon execution of the Subscription Agreement) the specific details of any and all past, present or future material relationships, actual or contemplated, between the Purchaser Representative and the Company or any affiliate of any of the foregoing; and

(d)    The Subscriber has reviewed with such Purchaser Representative and, accordingly, has taken full cognizance of and understands the terms and conditions of this Agreement; and

(e)    Either directly or through his Purchaser Representative, the Subscriber has:

(1) Been furnished with such other information in connection with this transaction as has been requested;

(2) Been afforded the opportunity to ask questions of and receive answers from the Company or persons acting on his behalf concerning the terms and conditions of the transaction and to obtain any additional information, to the extent that the Company possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Offered Shares.

Schedule A to
Exhibit 1.4(g)

TO BE COMPLETED ONLY BY SHAREHOLDERS, PARTNERS OR GRANTORS OF CERTAIN CORPORATIONS, PARTNERSHIPS AND TRUSTS, RESPECTIVELY, WHO ARE PURCHASING THE SUBSCRIPTION SHARES, AS ACCREDITED INVESTORS

To: Mogul Energy International, Inc..

Dear Sir;

Please be advised that the undersigned is a shareholder, partner, or grantor of/or in ___________  (the "Subscriber"), a corporation/partnership/trust (circle applicable status). The undersigned is aware that, for purchase of the Units (as defined in and subject to the terms of the Subscription Agreement dated for reference as of , 2005 between the Subscriber and Mogul Energy International, Inc.. (the "Company"), certain corporations, partnerships, trusts or other entities may qualify to purchase Units, as an "Accredited Investor" as defined in Regulation D as promulgated by the Securities and Exchange Commission if all of their equity owners are Accredited Investors.

Accordingly, with knowledge that it will be relied upon by the Company, the undersigned certifies and represents that (as applicable, please initial):

__________(i) the undersigned has an individual net worth, or joint net worth with his/her spouse, in excess of $1,000,000; or,

__________(ii) the undersigned had an individual income in excess of $200,000 in each of the two most recent years or joint income with his/her spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year; or,

__________(iii) the undersigned is a company or partnership not formed for the specific purpose of acquiring the securities offered hereby, with total assets in excess of $5,000,000.

Dated: ,2005
[Signature]
Print Name: